SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 26, 2007 (October 25, 2007)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 25, 2007, Dynegy Inc. (“Dynegy”) announced that subsidiaries of Dynegy and Dynegy Holdings Inc. (“DHI”) have entered into a sale agreement for a non-controlling interest in Plum Point Energy Associates, LLC, an indirect subsidiary which owns an interest in the Plum Point Generation Facility currently under development in Osceola, Arkansas. The sale to John Hancock Life Insurance Company is subject to customary closing conditions and is expected to close in the fourth quarter 2007. A copy of the press release announcing the sale is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy and DHI under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Dynegy Inc. press release dated October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY, INC.
(Registrant)

Dated: October 25, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS, INC.
(Registrant)

Dated: October 25, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document
*99.1	Dynegy Inc. press release dated October 25, 2007.

*	Furnished herewith.